                                   PROXY CARD
                          THERAPEUTIC ANTIBODIES INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 13, 1999

     THIS PROXY IS SOLICITED ON BEHALF OF THE THERAPEUTIC ANTIBODIES INC. BOARD
                                 OF DIRECTORS.

    The undersigned hereby appoints Andrew J. Heath and Martin S. Brown, or either of them, with power of substitution or ____________, as Proxy(ies) to vote all stock of Therapeutic Antibodies Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time, at the University Club of Nashville, located at 2402 Garland Avenue, Nashville, Tennessee 37212 on September 13, 1999, and any adjournment thereof, on the following items of business and such other business as may properly come before the meeting.

1. TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AMONG THERAPEUTIC ANTIBODIES INC., PROTEUS INTERNATIONAL PLC AND PI MERGER SUB, INC. PROVIDING
   FOR:

    (A) THE MERGER OF THERAPEUTIC ANTIBODIES INC. WITH AND INTO PI MERGER SUB, INC., A WHOLLY-OWNED SUBSIDIARY OF PROTEUS INTERNATIONAL PLC; AND

    (B) THE CONVERSION OF EACH SHARE OF THERAPEUTIC ANTIBODIES INC. COMMON STOCK INTO 1.163 PROTEUS INTERNATIONAL PLC ORDINARY SHARES.

                            [ ]  FOR    [ ]  AGAINST

2. THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED BELOW:

          NOMINEE               FOR    AGAINST
          -------               ---    -------
Stuart M. Wallis                [ ]    [ ]
Andrew J. Heath, M.D., Ph.D.    [ ]    [ ]
Martin S. Brown                 [ ]    [ ]
Tim Chard, M.D.                 [ ]    [ ]

3. THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THERAPEUTIC ANTIBODIES INC. AND ITS SUBSIDIARIES FOR THERAPEUTIC ANTIBODIES' 1999 FISCAL YEAR.

                            [ ]  FOR    [ ]  AGAINST

4. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY DESIGNATED HEREBY WILL EXERCISE HIS OR HER DISCRETION AS TO WHETHER AND, IF SO, HOW TO VOTE ON ALL MATTERS TO PROPERLY COME BEFORE THE MEETING. YOU MAY, BUT ARE NOT REQUIRED TO, APPOINT ANY PERSON, WHETHER OR NOT AFFILIATED WITH THERAPEUTIC ANTIBODIES, AS YOUR PROXY. IN THE ABSENCE OF A SPECIFIC DESIGNATION, ANDREW J. HEATH AND MARTIN S. BROWN, OR EITHER OF THEM, WITH POWER OF SUBSTITUTION, SHALL ACT AS YOUR PROXY FOR THE MEETING.

    Please sign, and when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          --------------------------------------
Dated: __________, 1999                   Stockholder Name (Please print)

                                          --------------------------------------
                                          Signature of Stockholder

                                          --------------------------------------
                                          Signature if held jointly

[ ]  I expect to attend the Annual Meeting[ ]  I do not expect to attend the
                                          Annual Meeting

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.